Exhibit 10.3

FORM OF

RSU AWARD AGREEMENT

Award to Non-Employee Director

Pursuant to the 2019 Omnibus Equity Incentive Plan

(Settled in Stock Unless Cash Settlement Elected)

Participant:

Address:

Number of RSUs:

Date of Grant:

Vesting of RSUs:	Vesting Date	Vested%
100%

Quanta Services, Inc., a Delaware corporation (the “Company”), hereby grants to Participant, pursuant to the provisions of the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan, as amended from time to time in accordance with its terms (the “Plan”), an award (this “Award”) of the number of restricted stock units (the “RSUs”) set forth on the Company’s electronic stock plan administration platform grant summary report for Participant (the “Grant Summary Report”), effective as of the “Date of Grant” set forth on the Grant Summary Report (the “Date of Grant”), upon and subject to the terms and conditions set forth in this RSU Award Agreement (this “Agreement”) and in the Plan, which are incorporated herein by reference. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings assigned to them in the Plan.

1.    EFFECT OF THE PLAN. The RSUs awarded to Participant are subject to all of the provisions of the Plan and of this Agreement, together with all rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan. The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of Participant, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to Participant hereunder, and this Award shall be subject, without further action by the Company or Participant, to such amendment, modification, restatement or supplement unless provided otherwise therein.

2.    GRANT. This Agreement shall evidence Participant’s rights with respect to the award of RSUs. Participant agrees that the RSUs shall be subject to all of the terms and conditions set forth in this Agreement and the Plan, including, but not limited to, the forfeiture conditions set forth in Section 4 of this Agreement.

3.    VESTING SCHEDULE; SERVICE REQUIREMENT. Except as provided otherwise in Section 4 of this Agreement, one hundred percent (100%) of the RSUs shall vest, subject to Participant’s continued service as a member of the Board (“Board Service”), on the “Vesting Date” set forth on Participant’s Grant Summary Report (the “Vesting Date”).

4.    CONDITIONS OF FORFEITURE.

(a)    Subject to Section 15(g) of the Plan, upon any termination of Participant’s Board Service (the “Termination Date”) for any reason except as a result of (i) the death of Participant, (ii) Participant’s not being nominated for or elected to a new term as a member of the Board (a “Director”) or (iii) Participant’s resignation at the request and for the convenience of the Board other than for “Cause” (as defined in Section 4(b) of this Agreement) before the RSUs become vested, all unvested RSUs as of the Termination Date shall, without further action of any kind by the Company or Participant, be forfeited. Unvested RSUs that are forfeited shall be deemed to be immediately cancelled without any payment by the Company or action by Participant. Following such forfeiture, Participant shall have no further rights with respect to such forfeited RSUs.

(b)    Notwithstanding anything to the contrary in this Agreement, the unvested RSUs shall become vested (i) on the death of Participant during Participant’s Board Service, (ii) on the termination of Participant’s Board Service as a result of not being nominated for or elected to a new term as a Director, or (iii) on Participant’s resignation as a Director at the request and for the convenience of the Board other than for Cause. In addition, the unvested RSUs shall become vested upon the occurrence of a Change in Control during Participant’s Board Service. For purposes of this Agreement, “Cause” for termination by the Board of Participant’s Board Service shall mean (i) Participant’s willful, material and irreparable breach of any agreement that governs the terms and conditions of his or her service to the Company; (ii) Participant’s breach of any fiduciary or other material duty to the Company or its stockholders; (iii) Participant’s gross negligence or gross incompetence in the performance or intentional nonperformance (continuing for ten days after receipt of written notice of such negligence) of any of Participant’s material duties and responsibilities; (iv) Participant’s dishonesty, fraud or misconduct with respect to the business or affairs of the Company or an Affiliate; (v) Participant’s conviction of a felony crime; or (vi) chronic alcohol abuse or illegal drug abuse by Participant.

5.    SETTLEMENT AND DELIVERY. Settlement of RSUs shall be made on the Vesting Date, or, if later, the payment date under the terms of any deferral arrangement as may be established between the Company and Participant (in each case subject to an administrative processing window of up to fifteen (15) days thereafter). Settlement will be made by issuance of Common Shares unless Participant makes a timely election pursuant to Exhibit A hereto and/or Exhibit B hereto, as applicable, to receive settlement in a combination of cash and Common Shares. Notwithstanding the foregoing, the Company shall not be obligated to issue any Common Shares if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Shares is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the issuance of Common Shares to comply with any such law, rule, regulation or agreement.

6.    NON-TRANSFERABILITY. Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise encumber or dispose of any of the RSUs, or any right or interest therein, by operation of law or otherwise; provided, however, that Participant may make a gratuitous transfer of RSUs to any Permitted Transferee in accordance with Section 15(b) of the Plan. Otherwise, RSUs are personal to Participant and are non-assignable and non-transferable other than by will or by the laws of descent and distribution in the event of death of Participant. Any transfer in violation of this Section 6 shall be void and of no force or effect.

7.    DIVIDEND AND VOTING RIGHTS. Participant shall have no rights to dividends or other rights of a stockholder with respect to the RSUs unless and until such time as the Award has been settled by the issuance of Common Shares to Participant. Participant shall have the right to receive a cash dividend equivalent payment with respect to the RSUs for cash dividends payable to holders of Common Shares as of a record date designated by the Company that is within the period beginning on the Date of Grant and ending on the date the RSUs are settled, which dividend equivalent payment shall be payable to Participant at the same time as, and only to the same extent that, the RSUs vest and are settled. In the event of forfeiture of RSUs, Participant shall have no further rights with respect to such RSUs or any dividend equivalents accrued with respect to such forfeited RSUs.

8.    CAPITAL ADJUSTMENTS AND CORPORATE EVENTS. If, from time to time during the term of this Agreement, there is any capital adjustment affecting the outstanding Common Shares as a class without the Company’s receipt of consideration, the unvested RSUs shall be adjusted in accordance with the provisions of Section 12(a) of the Plan.

9.    TAX MATTERS. Participant acknowledges that the tax consequences associated with this Award are complex and that the Company has urged Participant to review with Participant’s own tax advisors the federal, state, and local tax consequences of this Award. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of the Award.

10.    ENTIRE AGREEMENT; GOVERNING LAW. The Plan and this Agreement constitute the entire agreement of the Company and Participant (collectively, the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof. If there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern. Nothing in the Plan and this Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties. THE PLAN AND THIS AGREEMENT ARE TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE-OF-LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF DELAWARE TO THE RIGHTS AND DUTIES OF THE PARTIES. Should any provision of the Plan or this Agreement relating to the subject matter hereof be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11.    INTERPRETIVE MATTERS. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in this Agreement are inserted for convenience and shall not be deemed a part of this Award or this Agreement for construction or interpretation.

12.    DISPUTE RESOLUTION. The provisions of this Section 12 shall be the exclusive means of resolving disputes of the Parties (including any other persons claiming any rights or having any obligations through the Company or Participant) arising out of or relating to the Plan and this Agreement. The Parties shall attempt in good faith to resolve any disputes arising out of or relating to the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either Party by a written statement of the Party’s position and the name and title of the individual who will represent the Party. Within thirty (30) days of the written notification, the Parties shall meet at a mutually acceptable time and place, and thereafter as often as both parties reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation within ninety (90) days of the written notification of the dispute, either Party may file suit and each Party agrees that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the Southern District of Texas, Houston Division (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in Harris County, Texas) and that the Parties shall submit to the jurisdiction of such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection a Party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 12 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

13.    RESTRICTIVE COVENANTS. In consideration for the grant of this Award, Participant hereby agrees to abide by the restrictive covenants set forth in Section 14 of the Plan.

14.    AMENDMENT; WAIVER. This Agreement may be amended or modified only by means of a written document or documents signed by the Company and Participant. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board or by the Committee. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

15.    NOTICE. Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, and addressed as applicable, if to the Company, at its corporate headquarters address, Attention: Stock Plan Administration, and if to Participant, at its address on file with the Company’s stock plan administration service provider.

16.    SECTION 409A. The award of RSUs is intended to be (i) exempt from Section 409A of the Code including, but not limited to, by reason of compliance with the short-term deferral exemption as specified in Treas. Reg. § 1.409A-1(b)(4); or (ii) in compliance with Section 409A, and the provisions of this Agreement shall be administered, interpreted and construed accordingly. To the extent required to comply with Section 409A of the Code, any amounts that would otherwise be payable hereunder upon an event described in Section 2(f) of the Plan as nonqualified deferred compensation within the meaning of Section 409A of the Code, such event shall not constitute a “Change in Control” under this Agreement unless and until such event constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code. The Company makes no commitment or guarantee to Participant that any federal or state tax treatment shall apply or be available to any person eligible for benefits under this Agreement.

17.    ACKNOWLEDGMENTS. PARTICIPANT ACKNOWLEDGES AND AGREES THAT (A) THIS RSU AWARD SHALL VEST AND THE FORFEITURE RESTRICTIONS SHALL LAPSE, IF AT ALL, ONLY DURING THE PERIOD OF PARTICIPANT’S BOARD SERVICE OR AS OTHERWISE PROVIDED IN THIS AGREEMENT, AND (B) NOTHING IN THIS AGREEMENT OR THE PLAN SHALL CONFER UPON PARTICIPANT ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF PARTICIPANT’S BOARD SERVICE. Participant acknowledges receipt of an electronic copy of this Agreement and the Plan and represents that he or she is familiar with the terms hereof and thereof. Participant has reviewed this Agreement and the Plan, has had an opportunity to obtain the advice of tax and legal counsel prior to accepting the Award and becoming bound by this Agreement, and understands all provisions of this Agreement and the Plan. Participant agrees that all disputes arising out of or relating to this Agreement and the Plan shall be resolved in accordance with Section 12 of this Agreement.

QUANTA SERVICES, INC.

By:

Participant acknowledges receipt of an electronic copy of the Plan and the Award Agreement, represents that he or she has reviewed and is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions of the Plan and the Award Agreement, agreeing to be bound thereby.

ACCEPTED:

Dated:	Signed:
[Participant Name]

Participant acknowledges receipt of an electronic copy of the Plan and the Award Agreement, represents that he or she has reviewed and is familiar with the terms and provisions thereof, and hereby rejects the Award.

REJECTED:

Dated:	Signed:
[Participant Name]

EXHIBIT A

ELECTION FORM FOR

SETTLEMENT OF RSUs IN CASH

(FOR PORTIONS OF AWARDS NOT SUBJECT TO A DEFERRAL ELECTION)

I.	Identification of Award of RSUs and Vesting Date

Participant’s Name (please print):

Date of Grant of Award:

Vesting Date:

For identification of the applicable Award, please enter the original Vesting Date of the Award even if you have elected to defer the time of settlement of a portion of the Award (a “Deferral Election”).

II.	Eligibility for Election

I am familiar with the Company’s stock ownership guidelines. By submitting this Election Form, I certify that I am currently in compliance with the Company’s stock ownership guidelines, and that immediately after settlement of a portion of the RSUs granted on the Date of Grant identified in Part I above in cash I will remain in compliance with the Company’s stock ownership guidelines.

III.	Election for Cash Settlement

As permitted pursuant to Section 5 of my Award Agreement with respect to RSUs granted on the Date of Grant identified in Part I above, I hereby elect to receive settlement of the following percentage of such RSUs that are NOT subject to a Deferral Election in the form of cash:

    % (enter a percentage not greater than 50%)

I understand that the amount of cash payable with respect to my Award shall be equal to the product of (i) the number of RSUs to be settled in cash pursuant to the percentage election above (rounded to the nearest whole Common Share) and (ii) the Fair Market Value of a Common Share as of 12:01 A.M. Central Time on the applicable settlement date. I understand that the percentage of my Award not settled in cash will be settled in the form of Common Shares.

IV.	Timing of Election

In order for this Election Form to be timely and effective, the completed and signed Election Form must be received by the stock plan administration department in the Company’s office in Houston (1) during an “Open Window” pursuant to the Company’s Insider Trading Policy that is (2) no earlier than ninety (90) days and no later than thirty (30) days (the “Election Deadline”) prior to the Vesting Date identified in Part I above.

V.	Representations and Acknowledgements

I understand that this Election Form applies only to the RSUs granted on the Date of Grant identified in Part I above that are not subject to a Deferral Election.

I have received a copy of the Plan and agree to be bound by the terms and conditions of the Plan, the RSU Award Agreement and my Election Form. I understand that the Company reserves the right to amend or terminate the Plan at any time and that my participation in the Plan does not mean that I will be eligible to participate in the Plan in future years.

I have had an opportunity to consult an independent tax and legal advisor and my Election Form has been based solely upon my own evaluation. I understand that my Election Form, if otherwise valid, will be effective when executed by me and timely received by the Company.

I UNDERSTAND THAT MY ELECTION IS IRREVOCABLE AND CANNOT BE CHANGED OR ALTERED IN ANY WAY AFTER THE ELECTION DEADLINE.

PARTICIPANT

Participant’s Signature

Date Signed

For Company Use Only

Received By:

Date Received:

EXHIBIT B

ELECTION FORM FOR

SETTLEMENT OF RSUs IN CASH

(FOR PORTIONS OF AWARDS SUBJECT TO A DEFERRAL ELECTION)

I.	Identification of Award of RSUs and Vesting Date

Participant’s Name (please print):

Date of Grant of Award:

Vesting Date:

For identification of the applicable Award, please enter the original Vesting Date of the Award even though you have elected to defer the time of settlement of all or a portion of the Award (a “Deferral Election”).

II.	Eligibility for Election

I am familiar with the Company’s stock ownership guidelines. By submitting this Election Form, I certify that I am currently in compliance with the Company’s stock ownership guidelines, and that immediately after settlement of a portion of the RSUs granted on the Date of Grant identified in Part I above in cash I will remain in compliance with the Company’s stock ownership guidelines.

III.	Election for Cash Settlement

As permitted pursuant to Section 5 of my Award Agreement with respect to RSUs granted on the Date of Grant identified in Part I above, I hereby elect to receive settlement of the following percentage of such RSUs that ARE subject to a Deferral Election in the form of cash:

    % (enter a percentage not greater than 50%)

I understand that the amount of cash payable with respect to my Award shall be equal to the product of (i) the number of RSUs to be settled in cash pursuant to the percentage election above (rounded to the nearest whole Common Share) and (ii) the Fair Market Value of a Common Share as of 12:01 A.M. Central Time on the applicable settlement date. I understand that the percentage of my Award not settled in cash will be settled in the form of Common Shares.

IV.	Timing of Election

In order for this Election Form to be timely and effective, the completed and signed Election Form must be received by the stock plan administration department in the Company’s office in Houston (1) during an “Open Window” pursuant to the Company’s Insider Trading Policy that is (2) no earlier than ninety (90) days and no later than thirty (30) days (the “Election Deadline”) prior to the scheduled settlement date of the Award pursuant to my Deferral Election.

V.	Representations and Acknowledgements

I understand that this Election Form applies only to the RSUs granted on the Date of Grant identified in Part I above that are subject to a Deferral Election.

I have received a copy of the Plan and agree to be bound by the terms and conditions of the Plan, the RSU Award Agreement and my Election Form. I understand that the Company reserves the right to amend or terminate the Plan at any time and that my participation in the Plan does not mean that I will be eligible to participate in the Plan in future years.

I have had an opportunity to consult an independent tax and legal advisor and my Election Form has been based solely upon my own evaluation. I understand that my Election Form, if otherwise valid, will be effective when executed by me and timely received by the Company.

I UNDERSTAND THAT MY ELECTION IS IRREVOCABLE AND CANNOT BE CHANGED OR ALTERED IN ANY WAY AFTER THE ELECTION DEADLINE.

PARTICIPANT

Participant’s Signature

Date Signed

For Company Use Only

Received By:

Date Received: